UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Entry into Compensatory Arrangement with Named Executive Officer

As previously reported in a Current Report on Form 8-K filed on January 15, 2014, Zimmer Holdings, Inc. (the “Company”) announced the departure of Jeffery A. McCaulley, the Company’s former President, Zimmer Reconstructive, effective January 10, 2014. This Current Report on Form 8-K is being filed to disclose the material terms of the Company’s separation agreement with Mr. McCaulley, entered into on January 28, 2014.

Pursuant to the separation agreement, and in consideration of Mr. McCaulley’s execution of a general release of claims in favor of the Company, the Company will provide Mr. McCaulley with the following severance benefits in lieu of the benefits that would be payable pursuant to the Company’s severance plan generally applicable to full-time employees based in the United States: (1) a lump sum payment of $275,000, which is equal to six months of his base salary at the time of his separation; (2) an additional lump sum payment of $8,520.78, which is the cost of COBRA group health insurance continuation coverage for six months; and (3) outplacement services in an amount not to exceed $25,000. In addition, in accordance with the terms of the Company’s severance plan, Mr. McCaulley will be eligible to receive a lump sum payment equal to the value of the cash bonus he would have received under the Company’s Executive Performance Incentive Plan for 2013 had he remained employed by the Company on the bonus payout date. This amount will be payable in or around March 2014. Further, in accordance with the Company’s stock incentive plans and applicable award agreements, time-based vesting conditions on certain stock option and restricted stock unit awards will lapse and Mr. McCaulley will have until April 10, 2014 to exercise vested stock options.

Amounts paid to Mr. McCaulley pursuant to the separation agreement and the terms of the Company’s stock incentive plans and award agreements are subject to forfeiture, clawback and full repayment to the Company if Mr. McCaulley were to violate the terms of the separation agreement, the general release or the confidentiality, non-competition and non-solicitation agreement he previously entered into with the Company. The separation agreement and general release remain subject to revocation by Mr. McCaulley through February 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2014

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary